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                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602, 33-92604,
33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620, 33-92626,
33-92628, 33-92630, 33-92674 and 33-93178 of U.S. Industries, Inc. of our report dated February 21, 1995 with respect to the combined financial statements and schedule of the U.S. Industries, Inc. Automotive Group Companies (not presented separately therein) appearing in U.S. Industries, Inc.'s Annual Report on Form 10-K for the year ended September 28, 1996.

DELOITTE & TOUCHE LLP
New York, New York
November 20, 1996